Exhibit 10.11

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION SUBJECT TO, THE REGISTRATION REQUIREMENTS UNDER SUCH ACT OR AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OF AMERICA.

COPY

SECOND AMENDED AND RESTATED PROMISSORY NOTE (THE “NOTE”)

CLEARPOINT RESOURCES, INC.

$100,000	March 31, 2008

FOR VALUE RECEIVED, the undersigned, ClearPoint Resources, Inc. (f/k/a Mercer Staffing, Inc.) (“CPR”), hereby promises to pay to, or to the order of, Alyson P. Drew, an adult individual (“Drew”), the principal sum of One Hundred Thousand U.S. Dollars ($100,000.00) (the “Principal Amount”), together with interest at the rate and at such time as set forth below, all upon and subject to the terms and conditions set forth herein.

B A C K G R O U N D

WHEREAS, CPR and Drew are parties to an Amended and Restated Note, dated March 1, 2005, pursuant to which CPR owes Drew the principal amount of $100,000 (the “Original Note”). The Original Note had a maturity date of March 31, 2008. CPR paid Drew quarterly interest during the term of the Original Note; and

WHEREAS, this Note amends and restates in its entirety the Original Note.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants and promises hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CPR and Drew, intending to be legally bound hereby, agree as follows

1. Principal and Interest Payments. Unless this Note is prepaid pursuant to Section 2 hereof or otherwise becomes due and payable on an earlier date in accordance with the terms hereof, the Principal Amount shall be due and payable on March 31, 2009 (the “Maturity Date”); provided, however, CPR shall have the right, in its sole discretion, to extend the Maturity Date to March 31, 2010 (the “Maturity Date Extension”), by providing notice to Drew. All sums outstanding from time to time hereunder shall bear interest until the date paid at the rate of twelve percent (12%) per annum, such interest to be paid quarterly. Interest shall accrue at the applicable rate on the basis of a 360-day year and the actual number of days elapsed.

2. Prepayment. CPR shall have the right to prepay all or any portion of this Note from time to time without premium or penalty. Any prepayment shall be used to first to pay any accrued but unpaid interest and then, second, shall be applied to reduce the final balloon Principal Amount payment.

3. Warrants. In consideration of Drew agreeing to extend the maturity date of the Original Note from March 31, 2008 until March 31, 2009, CPR shall cause its parent company, ClearPoint Business Resources, Inc. (“CPBR”) to issue to Drew a warrant in the form attached hereto as Exhibit A (the “Warrant”). The Warrant gives Drew the right, for two (2) years, to purchase 15,000 shares of CPBR common stock, par value $0.0001 per share (“Common Stock”), at an exercise price per share equal to $1.55 (the closing price of the Common Stock on the date hereof) (the “Current Exercise Price”). If CPR exercises the Maturity Date Extension, then Drew shall have the right to a second Warrant giving Drew the right to purchase an additional 15,000 shares of Common Stock at an exercise price equal to the closing price of Common Stock on the Maturity Date, but in no event at an exercise price lower than the Current Exercise Price.

4. Event of Default.

a. Event of Default. It shall be an “Event of Default” if CPR shall fail to make any payment of principal or interest under this Note when such payment is due, which default shall remain uncured for five (5) business days after written notice of such failure shall have been given by Drew to CPR.

b. Remedies on Default. Upon an Event of Default and at any time thereafter during the continuance of such Event of Default, without any further notice, demand, presentment, notice of protest or other action, at the election of Drew, this Note shall be immediately due and payable, both as to the Principal Amount and any accrued but unpaid interest.

5. Amendment. This Note shall not be modified or amended other than by a written agreement signed by both CPR and Drew.

6. Successors and Assigns. This Note shall be binding upon and inure to the benefit of CPR’s and Drew’s successors and permitted assigns. Drew shall not assign this Note without CPR’s prior written consent.

7. Governing Law; Consent to Jurisdiction. This Note shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania. The parties hereto agree that any suit for the enforcement of this Note shall be brought in the courts of the Commonwealth of Pennsylvania or any federal court sitting therein and each party consents to the exclusive jurisdiction of such courts.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the undersigned has executed this Second Amended and Restated Promissory Note as of the day and year first above written.

CLEARPOINT RESOURCES, INC.

By:	/s/ Michael Traina
Michael Traina
CEO

EXHIBIT A

FORM OF WARRANT